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                                                                   EXHIBIT 10.15

                       S CORPORATION TAX ALLOCATION  AND
                           INDEMNIFICATION AGREEMENT

        This S Corporation Tax Allocation and Indemnification Agreement (this "Agreement") is made by and between ACSYS, Inc., a Georgia corporation (the "Company"), the shareholders of the Company listed on the signature page hereto (each individually, a "Shareholder" and collectively, the "Shareholders"), and the following wholly-owned subsidiaries of the Company: David C. Cooper & Associates, Inc., DCCA Professional Temporaries, Inc., Infinity Enterprises, Inc., Cama of Tampa, Inc., Rylan Forbes Consulting Group, Inc., and AcSys Resources, Inc. (each a "Subsidiary" and collectively, the "Subsidiaries"). The term "ACSYS" shall mean the Company and the Subsidiaries.

        WHEREAS, the Company is an S corporation, within the meaning of section 1361 of the Internal Revenue Code of 1986, as amended ("Code");

        WHEREAS, each Subsidiary is a qualified subchapter S subsidiary, within the meaning of section 1361(b)(3) of the Code;

        WHEREAS, the Company and certain of the Shareholders intend to enter into an underwriting agreement to sell common stock of the Company in an initial public offering (the "Public Offering");

        WHEREAS, the Shareholders are currently the only shareholders of the Company and will continue to be so until the Closing; and

        WHEREAS, in connection with the Public Offering, and in order to induce the investment by the public in the Company, the Company and the Shareholders desire to provide for an S corporation termination, tax allocation, distribution and indemnification agreement in connection with tax periods prior to and following the Termination Date (as defined below), as well as the termination of ACSYS as an S corporation;

        NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, ACSYS and the Shareholders do hereby covenant and agree as follows:

                                  ARTICLE  I
                                  DEFINITIONS

        The following terms, as used herein, have the following meanings:

        "Closing" shall mean the closing and completion of the offering by the Company of shares of its stock, as described in the Registration Statement on Form S-1 (the "Registration Statement"), initially filed by the Company with the Securities and Exchange Commission on October 22, 1997, as amended.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.
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        "C Short Year" shall have the meaning set forth in section 1362(e)(1)(B)
of the Code.

        "S corporation" shall have the meaning set forth in section 1361 of the Code.

        "S corporation Taxable Income" shall mean, for periods beginning on or after the date ACSYS became an S corporation and ending with the S Short Year, the sum of (i) ACSYS' items of separately stated income and gain (within the meaning of section 1366(a)(1)(A) of the Code) reduced, to the extent applicable, by ACSYS' separately stated items of deduction and loss (within the meaning of section 1366(a)(1)(A) of the Code) and (ii) ACSYS' nonseparately computed net income (within the meaning of section 1366(a)(1)(B) of the Code).

        "S Short Year" shall have the meaning set forth in section 1362(e)(1)(A) of the Code.

        "Termination Date" shall mean the date on which ACSYS' status as an S corporation is terminated by reason of revocation of the election for ACSYS to be an S corporation pursuant to section 1362(d)(1) of the Code, which date shall be not less than two days prior to the date of the Closing.

                                  ARTICLE II
                       THE TERMINATION; TERMINATION DATE

        2.1 Termination of S Corporation Status. The Company represents that it
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terminated its status as an S corporation pursuant to an election, as permitted pursuant to section 1362(d)(1) of the Code, on the date of pricing of the shares of common stock to be offered and sold in the Public Offering (the "Termination Date").

        2.2 Short Taxable Years. The parties acknowledge that the taxable year
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in which the S corporation status of ACSYS is terminated will be an S
Termination Year for tax purposes, as defined in section 1362(e)(4) of the Code. Pursuant to section 1362(e)(1) of the Code, the S Termination Year of ACSYS shall be divided into two short taxable years: an "S Short Year" and a "C Short Year." As defined in section 1362(e)(1)(A) of the Code, the S Short Year shall be that portion of ACSYS' S Termination Year ending on the day immediately preceding the Termination Date. Pursuant to section 1362(e)(1)(B) of the Code, that portion of the S Termination Year beginning on the Termination Date and ending on the last day of the taxable year shall be the C Short Year of ACSYS.


                                  ARTICLE III
                             ALLOCATION OF INCOME

        ACSYS and the Shareholders agree that for federal tax purposes (including for purposes of determining ACSYS' S corporation Taxable Income for its fiscal year ending December 31, 1998) ACSYS shall allocate its items of income, gain, loss, deduction and credit for its fiscal year ending December 31, 1998 between the S Short Year and the C Short Year in accordance with normal tax accounting rules (the "closing of the books method"), as permitted by section 1362(e)(3) of the Code. ACSYS will make the election permitted by section 1362(e)(3) in a timely manner. The Shareholders agree to consent to such election and to provide ACSYS with the statement of consent of all Shareholders described in section 1.1362-6(a)(5) and section 1.1362-6(b) of the Treasury Regulations. ACSYS and the Shareholders agree to make, and to provide such information and obtain such

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consents as are necessary to make, any comparable election required under applicable state and local income tax laws.

                                  ARTICLE IV
                                    TAXES

        4.1 Liability for Taxes Incurred During the S Short Year and for Tax
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Periods Ending Prior to the Termination Date. The Shareholders, severally,
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represent, covenant and agree that: (i) the Shareholders have duly included, or will duly include, in their own federal income tax returns (and in their state and local income tax returns, as permitted by applicable law) all items of income, gain, loss, deduction, or credit attributable to the S Short Year of ACSYS or to any prior period (or that portion of any period) during which ACSYS was an S corporation as required by applicable law; (ii) such returns have included and shall include their allocable share of S corporation Taxable Income of ACSYS from all sources through and including the close of business on the last day of the S Short Year of ACSYS; and (iii) the Shareholders have timely paid and shall timely pay any and all taxes they are required to pay, as a result of being a shareholder of ACSYS, for all taxable periods (or that portion of any period) during which ACSYS was an S corporation.

        4.2 Shareholder Indemnification for Tax Liabilities. The Shareholders,
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severally (according to the percentage of the outstanding shares of the
Company's common stock owned by each Shareholder on the last day of any applicable period to which a liability described below relates) hereby indemnify and hold ACSYS harmless from, against and in respect of any federal, state and local income tax liabilities of ACSYS, including interest and penalties imposed thereon (i) which are attributable to any taxable period (or portion thereof) ending on or prior to the Termination Date, or (ii) which are incurred by ACSYS as a result of a final determination of an adjustment (by reason of an amended return, claim for refund, audit, judicial decision or otherwise) to the taxable income of the Shareholders for any period (including, without limitation, the S Short Year) which (in the case of this clause (ii)) results in a decrease for any period in the Shareholders' taxable income and a corresponding increase for any period in the taxable income of ACSYS.

        4.3  ACSYS' Indemnification for Tax Liabilities. ACSYS hereby
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indemnifies and agrees to hold the Shareholders harmless from, against and in respect of federal, state and local income tax liabilities, including interest and penalties imposed thereon, if any, incurred by the Shareholders as a result of a final determination of an adjustment (by reasons of an amended return, claim for refund, audit, judicial decision or otherwise) to the taxable income of ACSYS for any period which results in a decrease for any period beginning after the Termination Date in ACSYS' taxable income and a corresponding increase for any period ending on or prior to the Termination Date in the taxable income of the Shareholders.

        4.4  Payments. The Shareholders or ACSYS, as the case may be, shall make
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any payment required under Section 4.2 or Section 4.3 of this Agreement within
14 days after receipt of notice from the other party that a final determination has occurred and a payment is due by such party to the appropriate taxing authority.

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        4.5  Refunds.  If ACSYS receives a refund of any income tax (including
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penalties and interest) as to which it has previously been indemnified by the
Shareholders, it shall pay an amount equal to such refund, within 14 days after receipt thereof, to the Shareholders in accordance with the percentage of the outstanding shares of ACSYS common stock owned by each such Shareholder on the last day of any applicable period to which the refund relates. If the Shareholders receive a refund of any income tax (including penalties and interest) as to which they have previously been indemnified by ACSYS, they shall, within 14 days after receipt thereof, remit an amount equal to such refund to ACSYS.

        4.6  Notice and Control of Proceedings. Each of ACSYS and the
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Shareholders agrees that (i) within 10 days of receiving written notice of any income tax examinations, claims, settlements, proposed adjustments or related matters that may affect in any way the income tax liability of a party under this Agreement, such person shall provide written notice thereof to such other party, and (ii) the party or parties who would be responsible for the payment of the applicable taxes if the matter in question were to be resolved adversely shall be entitled, in his or its reasonable discretion and at his or its sole expense, to handle, control and compromise or settle the defense thereof, so long as such party or parties are acting diligently and in good faith. Such party or parties shall keep the other party(ies) apprised of the status thereof and shall consult with such other party(ies) concerning the conduct of the defense thereof. Notwithstanding the foregoing, however, the party handling such matters shall not compromise or settle any matter which could adversely affect the tax liability of another party without such other party's prior written consent, which shall not be unreasonably withheld. The parties hereto shall execute all instruments required to effectuate the provisions of this Section 4.6.

        4.7  Cooperation. The parties will make available to one another, as
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reasonably requested, and to any taxing authority, all information, records or documents relating to the liability for taxes covered by this Agreement and will preserve any such information, records or documents until the expiration of the applicable statute of limitations or extensions thereof. The party requesting such information shall reimburse the other party for all reasonable out-of-pocket costs incurred in producing such information.

        4.8  Costs. Except as otherwise provided herein, each party shall bear
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his or its own costs in administering this Agreement.

                                   ARTICLE V
                               TAX DISTRIBUTIONS

        5.1  Disproportionate Tax Liability. ACSYS and the Shareholders
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acknowledge that Shareholders became Shareholders at different times during 1997 due to the timing of the Company's various 1997 acquisitions, and that the Shareholders' individual tax liabilities for 1997 are accordingly not proportionate to the percentage of the outstanding shares of ACSYS common stock owned by each such Shareholder on the last day of 1997 and on the Termination Date.

        5.2  Calculation and Payment of Tax Distributions. ACSYS and the
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Shareholders acknowledge and agree that each of them understood, as a condition of the Public Offering and as described in the Registration Statement, that

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ACSYS would distribute to each Shareholder an amount which approximates such
Shareholder's unpaid federal, state and local taxes such Shareholder will be required to pay, as a result of being a shareholder of ACSYS, for all taxable periods (or that portion of any period) during which ACSYS was an S corporation (the "Distributions"). ACSYS and the Shareholders further acknowledge and agree that ACSYS shall calculate and pay the Distributions in the following manner:
ACSYS shall first allocate ACSYS' S corporation Taxable Income to each Shareholder for the S Short Year and all applicable prior periods as prescribed by section 1377(a)(1) of the Code. Pursuant to section 1377(a)(1) of the Code, each Shareholder will take into account that Shareholder's "pro rata share" of corporate items. Section 1377(a)(1) of the Code defines a "pro rata share" as determined (i) by dividing an item into equal portions for each day in the taxable year and (ii) by dividing each day's portion among the shares outstanding on that day. ACSYS shall then determine the amount of the Distribution for each Shareholder by multiplying (x) the amount of ACSYS' S corporation Taxable Income allocated to each Shareholder for the S Short Year and all applicable prior periods, by (y) forty-four percent (44%), which the Shareholders agree fairly approximates the marginal federal, state and local income tax rate that will apply to the portion of ACSYS' S corporation Taxable Income that will be allocated to each Shareholder. ACSYS shall pay the Distributions to the Shareholders not later than April 1, 1998. The parties hereto intend that this provision comply with the requirements of section 1.1361-1(1)(2)(iv) of the Treasury Regulations, and this provision shall be interpreted consistently therewith.

                                  ARTICLE IV
                                 MISCELLANEOUS

        6.1  Counterparts. This Agreement may be executed in counterparts, each
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of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

        6.2  Construction of Terms. Nothing herein expressed or implied is
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intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors, any rights or remedies under or by reason of this Agreement.

        6.3  Intent of Parties. It is the parties' intent that the liability for
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income taxes arising from the operations of ACSYS will be borne by the
Shareholders for the period through and including the S Short Year and by ACSYS for periods beginning with the C Short Year, and this Agreement shall be construed so as most equitably to achieve such intent.

        6.4  Governing Law. This Agreement between the parties hereto shall be
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governed by and construed in accordance with the substantive laws of the State of Georgia without regard to its choice of law rules.

        6.5  Severability. In the event that any one or more of the provisions
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of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Termination Date.



                                        ACSYS, Inc.
                                        By:_____________________________________
                                        Name:
                                        Title:

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                               SIGNATURE PAGE TO
                       S CORPORATION TAX ALLOCATION AND
                           INDEMNIFICATION AGREEMENT



David C. Cooper & Associates, Inc.      Cama of Tampa, Inc.



By:_________________________________    By:_________________________________
Name:                                   Name:
Title:                                  Title:



DCCA Professional Temporaries, Inc.     Rylan Forbes Consulting Group, Inc.


By:_________________________________    By:_________________________________
Name:                                   Name:
Title:                                  Title:



Infinity Enterprises, Inc.              Acsys Resources, Inc.


By:_________________________________    By:_________________________________
Name:                                   Name:
Title:                                  Title:

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                               SIGNATURE PAGE TO
                       S CORPORATION TAX ALLOCATION AND
                           INDEMNIFICATION AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Termination Date.

Shareholder:


---------------------------------
Signature


---------------------------------
Printed Name

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